UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

MINRAD INTERNATIONAL, INC..
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
FEES OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB
OTHER MATTERS

MINRAD INTERNATIONAL, INC.
50 Cobham Drive
Orchard Park, New York 14127
(716) 855-1068

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Minrad International, Inc. (the “Company”) will be held at 50 Cobham Drive; Orchard Park, NY 14127 at 4:00 p.m., local time on Thursday, May 17, 2007, for the following purposes:

1. To elect nine (9) directors to hold office for a term of one year and until their successors are elected and qualified; and

2. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for determination of stockholders who are entitled to notice of , and to vote at, the meeting any adjournments thereof.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend in person, you are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured. Any stockholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attending the meeting and voting in person.

By Order of the Board of Directors

/s/  William H. Burns
William H. Burns
Chairman and Chief Executive Officer

Orchard Park, New York
April 27, 2007

YOUR VOTE IS IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY VOTING YOUR SHARES BY TELEPHONE OR INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

MINRAD INTERNATIONAL, INC.
50 Cobham Drive
Orchard Park, New York 14127
(716) 855-1068

PROXY STATEMENT

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Minrad International, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at 50 Cobham Drive, Orchard Park, NY 14127 at 4:00 p.m., local time on Thursday, May 17, 2007, and at any and all adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, facsimile, e-mail, or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Mailing of Proxy Statement and Proxy Card

Our Annual Report for 2006 on Form 10-KSB has also been delivered to you, but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. In addition to the use of the mail, proxies may be solicited by personal interviews and telephone by directors, officials and employees of the Company. Arrangement will be made with brokerage houses, banks, and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our stock, and the Company will reimburse them for their reasonable out of pocket expenses.

Our principal executive offices are located at 50 Cobham Drive, Orchard Park, New York 14127. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 27, 2007.

Revocation of Proxies

A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

Record Date and Voting

The close of business on March 30, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 47,093,531 shares of common stock, par value $.01 per share.

Each holder of common stock of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting. Stockholders do not have cumulative voting rights.

The shares represented by proxies that are returned properly signed and completed will be voted in accordance with each stockholder’s directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

Election Of Directors

In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than one nor more than twelve members, with the exact number to be determined by the Board of Directors. At each annual meeting of stockholders of the Company, directors are elected for a term of one year and until their successors are elected or appointed. Our Bylaws provide for the election of directors at the annual meeting of the stockholders of the Company. The Board of Directors proposes the election of the nine nominees named below.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected a director.

The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

•	William H. Burns, Jr.

•	David DiGiacinto

•	David Donaldson

•	Donald F. Farley

•	Duane Hopper

•	Robert Lifeso

•	John Rousseau

•	Theodore Stanley

•	Brett Zbar

If elected, the nominees are expected to serve for a term of one year and until their successors are elected or appointed.

Information With Respect to each Nominee and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of March 30, 2007.

Directors and Executive Officers

The following table identifies our directors and executive officers as of March 30, 2007.

Name	Age	Position

William H. Burns, Jr.	57	Chairman of the Board and Chief Executive Officer
William Rolfe	61	Vice President Controller, Acting Chief Financial Officer
John McNeirney	74	Senior Vice President and Chief Technology Officer
Kirk Kamsler	56	Senior Vice President of Commercial Development
Richard Tamulski	59	Vice President Treasurer
David DiGiacinto(2)	53	Director
David Donaldson(1)(3)	64	Director
Donald Farley(3)	64	Director
Duane Hopper(1)(2)	60	Director
Robert Lifeso(1)	61	Director
John Rousseau(2)(3)	64	Director
Theodore Stanley		Director
Brett Zbar	34	Director

(1)	Audit Committee member

(2)	Compensation Committee member

(3)	Corporate Governance Committee member

William H. Burns, Jr. has served as Chairman and Chief Executive Officer of Minrad International, Inc. since December 2004 and Minrad Inc. since its inception in 1994. He previously served as President of Minrad International from December 2004 to January 2006 and Minrad Inc. from its inception in 1994. Prior to founding Minrad Inc., Mr. Burns was President and Chief Executive Officer of Matrx Medical Inc. from 1988 to 1994. Prior to that, he spent 13 years with the British Oxygen Corporation, in progressive management positions including Vice President of Marketing of its Anaquest division, the developers of inhalation anesthesia technology. He is a two-time recipient of the Industry/University Technology Discovery Award. He earned a BBA at St. Norbert College and an MBA at Marquette University.

William Rolfe has served as the acting Chief Financial Officer of Minrad International, Inc. since September 2006 and as Controller since January 2006 and Controller of Minrad Inc since September 2004. From 1999 to 2004, he was the President of Pharmatech Products LLC. Mr. Rolfe served as the CFO of Republic Drug Company from 1995 to 1999. From 1990 to 1995, he was the General Manager of Starline Products Inc. Prior to these positions, Mr. Rolfe served in a variety of financial management positions after having been a CPA with KPMG. He is a graduate of Canisius College.

John McNeirney has served as the Senior Vice President and Chief Technology Officer of Minrad International Inc. since December 2004 and Minrad Inc. since he joined the company in August 1996. Prior to joining Minrad Inc., Mr. McNeirney served in various senior executive positions in health care with BOC from 1983 to 1992, Richardson-Vick Inc. from 1975 to 1983, and The Upjohn Company from 1964 to 1972. Mr. McNeirney has authored 56 U.S. patents and holds a BS in Chemical Engineering and an MS in Microbiology from Carnegie Mellon University.

Kirk Kamsler has served as Senior Vice President of Commercial Development of Minrad International, Inc. since December 2004 and Minrad Inc. since June 1, 2004. He has served in various other sales and marketing positions since he joined Minrad Inc. in October 1999. From 1996 to 1999, Mr. Kamsler served as the Vice President of Sales and Marketing of Cardiac Controls Inc. He also has held senior marketing and sales positions with Marquette Electronics Inc. from 1989 to 1996, Matrx Medical Inc. from 1985 to 1989, and Davis & Geck a division of American Cyanamid Corporation from 1981 to 1984. Mr. Kamsler is a graduate of St. Lawrence University.

Richard Tamulski has served as Vice President Treasurer of Minrad International, Inc. since January 1, 2006. He previously served as Chief Financial Officer, Vice President of Finance and other positions since joining Minrad Inc. in March 2003. Mr. Tamulski was President, CEO and COO of Brand Names Sales Inc., a catalog and showroom retailer, from 1996 to 2002. Prior to that, he had served as the Vice President of Finance of Brand Names from 1989 to 1995. He has over 30 years of experience in finance including as a CPA with a predecessor of KPMG LLP. He is a graduate of St. Bonaventure University and holds a MBA from the University of Rochester.

David DiGiacinto has served as a Director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. Mr. DiGiacinto joined the Spencer Trask Specialty Group, LLC on April 1, 2000 and is currently a Senior Managing Director in the firm. Before joining Spencer Trask, he spent 18 years at Pfizer, Inc., one year as a pilot for a Private firm, and six and one-half years in the US Air Force as a Pilot-in-Command. He resigned his Commission in 1981, with his last rank as Captain. He is a Graduate of the United States Military Academy at West Point. Mr. DiGiacinto also serves on the Board of Directors of Vyteris Holdings (Nevada). Inc., several other privately held companies, and acts as a Business Advisor for Gusmer Enterprises, Inc.

David Donaldson has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since June 2004. Since 1970, Dr. Donaldson has served as a professor of Dentistry at the University of British Columbia, Canada, where he is currently the head of the Department of Oral Biological and Medical Sciences. He has chaired two other departments since 1970, including Oral Maxillo Facial Surgery and Oral Surgical and Medical Science. Dr. Donaldson previously held the position of Director of Pain and Anxiety control in the Faculty of Dentistry, an area in which he is considered an expert and in which he has published extensively. He received his

BDS at St. Andrews University, Scotland in 1965. Dr. Donaldson completed his Fellowship in Dental Surgery through the Royal College of Surgeons, Edinburgh, Scotland in 1969 and received his Masters degree in Prosthodontics from Dundee University in 1971.

Donald Farley has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. For more than five years, Mr. Farley has served as Chief Executive Officer of SpencerTrask Ventures, an affiliate of Spencer Trask Specialty Group LLC. Prior to joining Spencer Trask, Mr. Farley held numerous positions at Pfizer, Inc. over a thirty-year period, culminating in his position as President of the Consumer Health Care Group. Mr. Farley currently serves on the Board of Directors of other companies, including Vyteris Holdings (Nevada), Inc. He holds a BS in Chemical Engineering from the University of Rhode Island and a MBA from the University of Hartford.

Duane Hopper has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since June 2004. Since 1998, Mr. Hopper has been a private consultant in the medical device industry. He was President, Chief Executive Officer and Chief Operating Officer of Graphic Controls Corporation from 1992 until 1998, when it was acquired by Tyco International, Inc. Prior to that time period, he was Vice President and General Manager of the Medical Products Division of Graphic Controls Corporation from 1988 until 1992. He served in executive positions with other medical products companies during the 1970s and 1980s including Air Products and Chemicals, Inc., Zimmer, Inc., Surgilase, Inc. and Ohmeda, Inc. He earned a Masters in Management Degree from the Kellogg Graduate School of Management at Northwestern University in 1974 and a Bachelor’s Degree in Biology from the University of Virginia in 1968. He served as an officer in the U.S. Air Force from 1968 until 1972, including one year as a combat aircrew member in Southeast Asia.

Robert Lifeso, MD is a co-founder of Minrad Inc. and has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 1994. Dr. Lifeso has served as secretary of Minrad International since December 2004. From July 1997 to January 2006, he served as the Director of the Spine Center at Erie County Medical Center in Buffalo, New York. Previously, Dr. Lifeso served as Chief of Orthopedic Surgery at the Veterans Hospital in Buffalo as well as the King Faisal Hospital in Saudi Arabia. He received his FRCSC and MD from the University of Toronto and has published over 60 peer-reviewed articles.

John Rousseau has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. He is a Managing General Partner of New England Partners Capital, LLC. Prior to co-founding New England Partners in 1995, Mr. Rousseau held senior management positions with Homart Development (Sears), Spaulding & Slye and Associated Project Control. Prior to holding these positions, Mr. Rousseau practiced law for 15 years and was a senior partner at the law firm of Hale and Dorr in Boston, Massachusetts. He has a BA from Amherst College and an LLB from Columbia University. Mr. Rousseau also serves on the Board of Directors of Geneva Acquisition Corporation.

Theodore Stanley, MD has served as a director of Minrad International since March 2007. He is a Professor of Anesthesiology at the University of Utah, where he has been employed for the past 30 years. Dr. Stanley graduated from Columbia College and then Columbia University Medical School before completing a residency in anesthesiology at the Columbia-Presbyterian Medical Center. Dr. Stanley was director of research at the University of Utah for over 20 years and is internationally known for his developmental work on opioids, other intravenous anesthetics and novel drug delivery techniques. In 1985, he co-founded Anesta, a drug delivery company with two FDA-approved products: fentanyl Oralet and Actiq. In 1996, Dr. Stanley co-founded ZARS, a specialty pharmaceutical company of which he is currently Chairman of the Board.

Brett Zbar, MD has served as a director of Minrad International since March 2007. He is a Principal at Aisling Capital LLC, a private equity firm that invests in life science companies. Previously, Dr. Zbar was an Associate Principal at McKinsey & Company and a member of the Pharmaceuticals and Medical Products practice. Prior to joining McKinsey, Dr. Zbar trained on the Osler internal medicine service at Johns Hopkins Hospital. He received his MD from Harvard Medical School and his BA from Yale College.

If a quorum is present at the meeting, the nine nominees for director who receive the largest number of votes in favor of their election will be elected.

The Board of Directors Unanimously Recommends That Stockholders Vote FOR the Election of All of the Nominees.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

Fees of Independent Public Accountants

The fees billed to us by our independent auditors, Freed, Maxick & Battaglia, CPAs, PC (Freed), for services were as follows:

Audit Fees.  This category consists of fees for the audit of financial statements included in our annual report on Form 10-KSB, the review of financial statements included in our quarterly reports on Form 10-QSB and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal periods indicated above. For the years ended December 31, 2006 and 2005, Freed billed us for audit fees in the amount of approximately $190,000 and $170,000, respectively.

Audit-Related Fees.  This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit and review of financial statements and not reported under audit fees. It also includes fees incurred in connection with the issuance of consents related to the Securities and Exchange Commission, on the SEC, registration statements, our current reports on Form 8-K and Form 8-K/A. For the years ended December 31, 2006 and 2005, Freed billed us $46,341 and $42,224, respectively.

Tax Fees.  This category consists of professional services rendered by the independent auditor for tax compliance and tax planning. The services under this category include tax preparation and technical advice. For the years ended December 31, 2006 and 2005, Freed billed us $33,028 and $0, respectively.

All Other Fees.  This category consists of fees not covered by Audit Fees, Audit Related Fees, and Tax Fees. For the years ended December 31, 2006 and 2005, Freed did not provide us any other services beyond those described under audit fees and audit-related fees.

Pre-approval Policy for Audit and Non-Audit Services.  Our audit committee may pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to any de minimus exceptions described in the Exchange Act of 1934, as amended which are approved by our audit committee prior to the completion of the audit. Our audit committee may form and delegate authority to subcommittees consisting of one or more committee members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals will be presented to the full audit committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to beneficial ownership of our common stock as of March 30, 2007, by: (1) each person or “group,” as that term is used in Section 13(d)(3) of the Exchange Act, known to us to have owned beneficially more than 5% of our outstanding common stock; (2) each of our directors and executive officers; and (3) all of our directors and executive officers as a group. We determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Shares of common stock subject to any warrants or options that were exercisable on or within 60 days of March 30, 2007, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages in the table below of any person are based on 47,093,531 shares of our common stock outstanding on March 30, 2007, plus, in each case, any shares of common stock subject to warrants or options owned by that person that were exercisable on or within 60 days of March 30, 2007.

	Number of
Name of Beneficial Owner	Shares	Percent

Beneficial owners of 5% of our common stock & affiliates(1)
Kevin Kimberlin Partners L.P.(2)	7,938,425	15.6%
Laird Q. Cagan(3)	5,783,833	11.9%
New England Partners Capital LLC(4)	3,980,392	8.5%
Wellington Management Company, LLP(5)	2,949,800	6.3%
Aisling Capital II L.P.(6)	2,603,000	5.5%
HealthCor Management L.P.(7)	2,400,000	5.1%

Sub-Total for all 5% owners & affiliates	25,655,450	48.9%
Directors & executive officers(8)
William H. Burns, Jr.(9)	2,421,465	5.0%
David DiGiacinto(10)	53,114	0.1%
David Donaldson(11)	53,150	0.1%
Donald F. Farley(12)	293,132	0.6%
Duane Hopper(13)	138,433	0.3%
Robert Lifeso(14)	741,189	1.6%
John Rousseau(15)	64,268	0.1%
Theodore Stanley	20,000	0.0%
Brett Zbar	—	—
William Rolfe(16)	20,298	0.0%
Kirk Kamsler(17)	191,854	0.4%
John McNeirney(18)	185,280	0.4%
Richard Tamulski(19)	90,298	0.2%

All directors and executive officers as a group (13 persons)(20)	4,272,481	8.7%

(1)	Excludes William H. Burns, Jr., our Chairman and Chief Executive Officer, who beneficially owned more than 5% of our common stock. Information with respect to Mr. Burns’ beneficial ownership of our common stock is included below under the caption “Directors & executive officers.”

(2)	Includes (i) 4,083,020 shares held by Kevin Kimberlin Partners L.P. (KKP) and various affiliates, (ii) 3,855,405 shares of common stock that KKP or its affiliates has the right to acquire by exercising warrants that are exercisable within 60 days of March 30, 2007. Kevin Kimberlin is the General Partner of KKP & its affiliates. Address: 535 Madison Ave. NY, NY 10022

(3)	Includes (i) 4,037,337 shares held directly by Mr. Cagan, (ii) 249,100 shares held by Cagan McAfee Capital Partners, LLC, an entity in which Mr. Cagan owns a 50% interest and shares voting and dispositive power,

(iii) 1,472,396 shares that Mr. Cagan has the right to acquire by exercising warrants that were exercisable within 60 days of March 30, 2007 and (iv) 25,000 shares that Mr. Cagan has the right to acquire by exercising options that were exercisable within 60 days of March 30, 2007. Address C/O Cagan McAfee Capital Partners, LLC 10600 N. DeAnza Blvd. Suite 250, Cupertino, CA 95014

(4)	Address: One Boston Place, Suite 3630 Boston, Massachusetts 02108

(5)	Address: 75 State St. Boston, MA 02109

(6)	Includes 2,603,000 shares held by Aisling Capital II, LP, a Delaware limited partnership (“Aisling”), Aisling Capital Partners, LP, a Delaware limited partnership (“Aisling Partners” and general partner of Aisling), Aisling Capital Partners, LLC, a Delaware limited liability company (“Aisling Partners GP” and general partner of Aisling Partners), Mr. Dennis Purcell (“Mr. Purcell” and a managing member of Aisling Partners GP), Mr. Andrew Schiff (“Mr. Schiff” and a managing member of Aisling Partners GP), and Mr. Steve Elms (“Mr. Elms” and a managing member of Aisling Partners GP). In their capacity as managing members of Aisling Partners GP, each of Messrs. Purcell, Schiff and Elms may be deemed to be beneficial owners of the securities held for the account of Aisling. Address: 888 7th Ave., 30th Floor, New York, NY 10106

(7)	Includes 2,400,000 shares held by HealthCor Management L.P. Address: Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, NY 10019

(8)	The address for all directors and executive officers is: 50 Cobham Dr. Orchard Park, NY 14127

(9)	Includes (i) 1,410,298 shares held by Mr. Burns and (ii) 1,011,167 shares that Mr. Burns has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(10)	Includes (i) 1,614 common shares held by Mr. DiGiacinto and (ii) 51,500 shares that Mr. DiGiacinto has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007. Mr. DiGiacinto is a Senior Managing Director of Spencer Trask Specialty Group, LLC.

(11)	Includes (i) 1,650 common shares held by Mr. Donaldson and (ii) 51,500 shares that Mr. Donaldson has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(12)	Includes (i) 219,560 shares held by Mr. Farley, (ii) 22,072 shares that Mr. Farley has the right to acquire pursuant to outstanding warrants that were exercisable within 60 days of March 30, 2007 and (iii) 51,500 shares that Mr. Farley has the right to acquire pursuant to outstanding options that were exercisable within 60 days of March 30, 2007.

(13)	Includes (i) 86,933 shares held by Mr. Hopper and (ii) 51,500 shares that Mr. Hopper has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(14)	Includes (i) 639,689 shares held by Dr. Lifeso, 355,937 of which are held jointly with his spouse and (ii) 101,500 shares that Dr. Lifeso has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(15)	Includes (i) 12,768 shares held by Mr. Rousseau and (ii) 51,500 shares that Mr. Rousseau has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007. Does not include the 3,980,392 shares described in footnote (4) above, with respect to which Mr. Rousseau, as Managing General Partner of NEP, does not hold sole voting and dispositive power.

(16)	Includes (i) 298 shares held by Mr. Rolfe and (ii) 20,000 shares that Mr. Rolfe has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(17)	Includes (i) 34,354 shares held by Mr. Kamsler and (ii) 157,500 shares that Mr. Kamsler has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(18)	Includes (i) 41,780 shares held by Mr. McNeirney and (ii) 143,500 shares that Mr. McNeirney has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(19)	Includes (i) 10,298 shares held by Mr. Tamulski and (ii) 80,000 shares that Mr. Tamulski has the right to acquire pursuant to options that were exercisable within 60 days of March 30, 2007.

(20)	Officers & Directors as a group includes (i) 2,479,242 shares of common stock, (ii) warrants to acquire 22,072 common stock that were exercisable by officers or directors within 60 days of March 30, 2007, and (iii) 1,771,167 options to purchase common stock that were exercisable by members of the group within 60 days of March 30, 2007.

THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board of Directors and its Committees

The Board of Directors held four meetings during 2006. Each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board on which he served.

Director Independence

The Board of Directors has affirmatively determined that each of the eight non-management directors, David DiGiacinto, David Donaldson, Donald Farley, Duane Hopper, Robert Lifeso, John Rousseau, Theodore Stanley, and Brett Zbar is an independent director under the general guidelines for determining director independence of the American Stock Exchange and the rules of the SEC.

Audit Committee

The board’s standing Audit Committee is comprised of Duane Hopper (chairperson), David Donaldson, and Robert Lifeso. Our Board of Directors has determined that each of the three members of the Audit Committee meets the independence requirements under SEC Rule 10A-3(b) and the rules of the American Stock Exchange. Our Board of Directors has determined that Duane Hopper, the Chairperson of the Audit Committee, qualifies as an Audit Committee Financial Expert, as defined under SEC regulations.

The Audit Committee operates under a written charter adopted by the Audit Committee and the Board of Directors. The charter may be accessed at our website at www.minrad.com. The Audit Committee reviews the scope and results of the annual audits, receives reports from our independent public accountants, and reports the committee’s findings to the Board of Directors.

As more fully described in the Audit Committee Charter, the Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal accounting function and independent registered auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

The Audit Committee held eight meetings during 2006.

Compensation Committee

The board’s Compensation Committee is comprised of David DiGiacinto, John Rousseau and Duane Hopper. The Charter of our Compensation Committee is available on our website at www.minrad.com. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of senior managers and makes appropriate recommendations concerning their compensation to the Board of Directors, and administers our 2004 Stock Option Plan. The compensation committee charter permits the committee to delegate its authority to subcommittees and to delegate its authority to grant options (other than to the Chief Executive Officer) to an officer of the Company. The compensation of Mr. Burns, who is our Chief Executive Officer, is fixed under the terms of an employment agreement (see “Executive Compensation,” below).

The Compensation Committee held nine meetings during 2006.

Nominating Committee Functions

The Board of Director’s nominating committee is comprised of John Rousseau, David DiGiacinto and David Donaldson. The primary purposes of the Nominating Committee are to recommend qualified individuals to the Board of Directors for selection by the board as nominees for election to the board, and to recommend directors for selection by the board to serve on the committees of the board. The Nominating Committee has adopted a charter and a copy is available on our website at www.minrad.com. Our Board has determined that all of its members are independent under the general guidelines for determining director independence of the American Stock Exchange listing standards and the rules of the SEC.

The Nominating Committee has adopted a policy for evaluating the qualifications of potential board nominees. The committee considers nominees from all sources, including shareholders. Shareholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. Minimally, the committee’s evaluation policy provides that nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. Nominees should have a commitment to understand the Company, its products, and the anesthetic/analgesic and medical device industry, and to attend regularly and participate fully in meetings of the Board and its committees. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s or to fulfill the responsibilities of a director. The value of diversity on the Board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees. In recruiting and evaluating nominees, the Committee considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that the Board and each committee has the necessary resources to perform its respective functions effectively. The committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Committee considers the existing director’s performance on the Board and on any committee on which such director serves, including attendance at Board and committee meetings.

The Nominating Committee held its meeting for nominating directors for election at the 2006 annual meeting in 2007.

Procedure for Shareholders to Nominate Directors

Any shareholder who intends to present a director nomination proposal for consideration at the 2008 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2008 Annual Meeting must deliver a written copy of the proposal to the Company no later than the deadline, and in accordance with the procedures, specified under “Shareholder Proposals” in this proxy statement, and in accordance with the requirements of SEC Rule 14a-8.

If a shareholder does not comply with the foregoing procedures, the shareholder may use the procedures set forth in the Company’s Bylaws, although the Company would not in the latter case be required to include the nomination as a proposal in the proxy statement and proxy card mailed to stockholders in connection with the next annual meeting.

The shareholder nomination proposal referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a shareholder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the proposal; (3) a description of the arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of Company if elected. The Nominating Committee may refuse to acknowledge a proposal for the nomination of any person not made in accordance with the foregoing procedure. Recommendations for nominees should be sent to: Minrad International, Inc., Attention: Board Nominations, 50 Cobham Drive, Orchard Park, New York 14127.

Code of Ethics

We adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and controller or principal accounting officer, or persons performing similar functions. Our Code of Ethics was filed as an exhibit to our Annual Report for the Transition Period ended December 31, 2004 and has been placed on the Company’s website at www.minrad.com.

Communications Between Stockholders and the Board of Directors

The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. Any record or beneficial owner of the Company’s common stock who wishes to communicate with the Board of Directors should contact the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to appropriate committees or directors if the intended recipients are clearly indicated. Any record or beneficial owner of the Company’s common stock who has concerns about the Company’s accounting, internal accounting controls, or auditing matters relating to the Company should also contact the Audit Committee. Written communications should be addressed to Minrad International, Inc, 50 Cobham Drive, Orchard Park, New York 14127, Attention: Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Policy on Board Members’ Attendance at Annual Meetings

We believe that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with the Company at the meeting. It is our policy that our directors are invited and strongly encouraged to attend the Company’s annual meeting of stockholders. We will reimburse all reasonable out of pocket traveling expenses incurred by the directors in attending the annual meeting. Last year all members of our Board of Directors attended the annual meeting of shareholders.

Report of the Audit Committee

The Audit Committee is comprised of three members of our Board of Directors. The Board of Directors has reviewed the independence of the Audit Committee members under the standards of the Securities and Exchange Commission and the American Stock Exchange applicable to Audit Committee members of listed issuers. The Board of Directors has determined that all of the Audit Committee members are independent under those standards.

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter. The full text of the Audit Committee Charter has been placed on our website at www.minrad.com.

The Company’s management is responsible for the Company’s internal accounting controls and the reporting process. The Company’s independent auditors, Freed Maxick & Battaglia CPAs, PC, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a response thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communications with Audit Committees”).

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” and has discussed with the independent auditors their independence. The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with Freed’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representations of management, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Minrad International, Inc. Report for the fiscal year ended December 31, 2006 on Form 10-KSB for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee of the Board of Directors.

Duane Hopper (Chairperson)
David Donaldson
Robert Lifeso

The information provided in the preceding Audit Committee Report will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

Audit Committee Approvals

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent auditors. The Audit Committee has approved in advance each new engagement of the Company’s independent auditors to perform non-audit services. The members of the Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Freed.

The Board of Directors, upon the recommendation of the Audit Committee has selected Freed as the independent accountant for the current fiscal year ending December 31, 2007. It is expected that a representative of Freed will be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than ten percent of our outstanding common stock file with the SEC initial reports of beneficial ownership and reports of changes to their stock ownership. Persons who are required to make these filings are also required to provide us with a copy of all Section 16(a) reports.

To our knowledge, based solely on a review of the copies of the reports furnished to us and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and the beneficial owners of greater than 10% of our outstanding common stock, with five exceptions, were complied with during the fiscal year ending December 31, 2006. The Form 5’s for William Burns, Kirk Kamsler, John McNeirney, William Rolfe, and Richard Tamulski covering 12 transactions for each officer’s 401(k) account in 2006, were filed late in 2007.

EXECUTIVE COMPENSATION

The following table provides compensation information concerning our Principle Executive Officer (PEO), the two most highly compensated executive officers other than the PEO, and one other individual who would have been included had he not left the organization prior to December 31, 2006. The compensation included in the following table includes compensation earned from, or paid by, Minrad International, Inc., as applicable, during the periods covered.

SUMMARY COMPENSATION TABLE

				Stock	Option	All Other	Total
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principle Position	Year	($)	($)(a)	($)(b)	($)(c)	($)(d)	($)

William H. Burns, Jr.	2006	225,961	84,570	1,200	388,974	1,200	701,905
Chairman and CEO(1)	2005	200,000	75,490	—	—	1,200	276,690
John C. McNeirney	2006	140,000	47,368	1,200	31,750	1,200	221,518
Senior Vice President	2005	130,000	44,711	—	—	1,200	175,911
and CTO
Kirk D. Kamsler	2006	140,000	30,501	1,200	63,140	11,000	245,841
Senior Vice President of	2005	130,000	41,792	—	—	1,200	172,992
Commercial Development
William L. Bednarski	2006	120,788	8,863	700	—	143,421	273,772
President and CFO(2)	2005	129,000	55,723	—	583,571	400	768,694

(a)	The amount of bonus compensation is calculated based on a percentage of net or gross profit (or increase in gross profit) according to the employee’s employment agreement, The percentage is based on position and is approved by the compensation committee.

(b)	Stock awards are issued through the Company’s 401(k) plan, in the amount of $100 per month.

(c)	During the year ended December 31, 2006, the Company granted performance based options that are exercisable upon meeting certain milestone performance thresholds. Management has determined the probability of achieving these performance thresholds by the option expiration date of September 30, 2007 and valued them accordingly (See Note 9 of the December 31, 2006 Financial Statements). Options which management believes will not be earned prior to the option expiration date of September 30, 2007 are not valued and are not included.

(d)	Other compensation includes the cash portion of the Company’s retirement plan contribution and travel allowances, and in the case of Mr. Bednarski, his severance payments.

(1)	Mr. Burns served as President and CEO of Minrad International, Inc. from December 16, 2004 through January 3, 2006. On January 4, 2006, Mr. Burns relinquished the title of President of Minrad International, Inc.

(2)	Mr. Bednarski served as Executive Vice President and Chief Operating Officer from February 16, 2005 through January 3, 2006. On January 4, 2006, Mr. Bednarski was appointed President and Chief Financial Officer of Minrad International, Inc. Mr. Bednarski resigned from Minrad International, Inc. on August 28, 2006 and will receive compensation through May 2007. Of the $583,571 compensation for options granted in 2005, $467,976 was not reflected in the financial statements due to the forfeiture of the options granted prior to vesting.

Compensation Philosophy

The Compensation Committee of our Board of Directors, in conjunction with the overall Board of Directors has adopted a compensation philosophy which we believe has the ability to attract talented executives we will need to hire as we grow, retain the current members of our management staff, and motivate those current members to achieve results by aligning their financial rewards with the success of the Company.

To achieve the Company’s compensation objectives, the Company has three primary components to its compensation structure, they are:

Base Salary and Benefits — Each executive officer receives a base salary, which is paid in 26 annual installments, when determining base salary, the company considers a number of factors, including, what we believe is appropriate for the position, company size and location of employment, and whether the salary will be competitive with that paid to those employed in similar positions with other companies in our peer group. In addition to their base salary, each executive officer receives the standard benefit package offered to all employees (including health insurance, 401(k) and paid leave.)

Annual Incentives — Each executive officer is eligible to be paid incentive payments each period. These payments are paid quarterly, after the release of the previous quarters financial results. The payment is determined based on the individual officers positions and is referenced in either their employment agreement (where one exists) or in their offer or promotion letter. These payments are based on either a percentage of net or gross profit, and we believe motivates our executive officers to increase the overall profit of the business.

Long Term Incentives — Each executive officer receives two types of equity based compensation in the form of stock options. When an executive starts with the Company they will receive a qualified stock option grant, the number options based on the position, which will have an exercise price set at 110% of the closing stock price on the grant date rounded up to the nearest nickel. The second form of equity compensation used by the company is milestone performance options. Each executive has been granted options to acquire stock which become exercisable upon the company meeting certain performance milestones. The exercise price, is equal to 110% of the closing stock price on the date of grant, rounded up to the nearest $0.05. The milestone options with a performance goal expire on September 30, 2007, if the performance goal associated with that milestone has not yet been achieved.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

							Stock Awards
										Equity
										Incentive
									Equity	Plan
	Option Awards								Incentive	Awards:
			Equity						Plan	Market
			Incentive						Awards:	or Payout
			Plan						Number of	Value of
			Awards:					Market	Unearned	Unearned
	Number of	Number of	Number of				Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities				Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying				Units of	Units of	Other	Other
	Exercised	Exercised	Unexercised	Option	Option		Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)	Unearned	Exercise	Expiration		have not	have not	have not	have not
Name and Principle Position	Exercisable	Unexercisable	Options (#)	Price ($)	Date		Vested (#)	Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)

William H. Burns, Jr.	566,666	33,334	—	1.40		(1)	—	—	—	—
Chairman, President	269,166	15,834	—	1.40		(2)	—	—	—	—
and CEO	41,667	—	—	1.95	12/31/2009		—	—	—	—
	84,500	—	—	4.25	9/30/2008		—	—	—	—
	—	—	338,000	4.25		(3)	—	—	—	—
	—	—	422,500	4.25		(4)	—	—	—	—
Total	928,665	82,502	760,500
John C. McNeirney	96,000	—	—	1.40		(5)	—	—	—	—
Senior Vice President	25,000	—	—	2.40	7/1/10		—	—	—	—
and CTO	5,000	—	—	1.65	1/2/07		—	—	—	—
	12,500	—	—	1.40	7/1/10		—	—	—	—
	10,000	—	—	4.25	9/30/08		—	—	—	—
	—	—	25,000	4.25		(3)	—	—	—	—
	—	—	65,000	4.25		(4)	—	—	—	—
Total	148,500	—	90,000
Kirk D. Kamsler	132,500	—	—	1.40		(6)	—	—	—	—
Senior Vice President of	5,000	—	—	1.90	9/30/10		—	—	—	—
Commercial Development	20,000	—	—	4.25	9/30/08		—	—	—	—
	—	—	50,000	4.25		(3)	—	—	—	—
	—	—	30,000	4.25		(4)	—	—	—	—
Total	157,500		80,000
William L. Bednarski	—	—	—	—	—		—	—	—	—
President and CFO

(1)	Mr. Burns’ 600,000 options vest monthly at a rate of 16,667 options per month during the period from May 2004 to April 1, 2007. These options expire five years after vesting.

(2)	Mr. Burns’ 285,000 options vest monthly at a rate of 7,917 options per month during the period from March 1, 2004 to February 1, 2007. These options expire five years after vesting.

(3)	Performance options that are not exercisable by the option expiration date of September 30, 2007. The options will expire two years after vesting.

(4)	Performance options that are not expected to vest by the deadline of September 30, 2007. The options are expected to be forfeited.

(5)	Mr. McNeirney has 96,000 options, of which 48,000 will expire April 30, 2010 and 48,000 will expire April 30, 2011.

(6)	Mr. Kamsler has 132,500 options, of which 66,250 will expire April 30, 2010 and 66,250 will expire April 30, 2011.

Except as indicated in the Summary Compensation Table, Minrad International Inc. did not make any awards under long term incentive plans to the executive officers named in that table during the fiscal year ended December 31, 2006.

Employment Agreements and Management Compensation

William H. Burns, Jr.   On October 31, 2006 Minrad International, Inc. entered into an employment agreement with William H. Burns, its Chief Executive Officer. The agreement provides for the continuation of Mr. Burns employment through December 31, 2008. This agreement cancels and replaces in its entirety the employment agreement made as of March 1, 2004. Mr. Burns’ compensation includes a base salary of $275,000 plus a bonus. The bonus for fiscal years 2006 and 2007 will be equal to 1% of Minrad’s current quarterly gross profit after distribution expense up to the amount of 1% of the prior fiscal year’s annual gross profit after distribution expense plus 2.5% of each quarterly net profit thereafter in excess of the prior fiscal year’s annual gross profit after distribution expense; the bonus for fiscal year 2008 will be based on a number of mutually agreed upon individual and corporate performance targets, to be determine no later than June 30, 2007. The maximum amount that can be earned by Mr. Burns in any bonus year is $724,999.

John McNeirney.  Effective October 1, 2004, Minrad Inc. entered into an employment agreement with John McNeirney, its Vice President and Chief Technical Officer. The agreement, which became effective following the expiration of Mr. McNeirney’s prior employment agreement with Minrad Inc. Under the new agreement, Mr. McNeirney is entitled to receive a minimum base salary of $114,500 and an annual cash bonus of up to $240,000, subject to our achieving specified profit objectives. In July 2004, Mr. McNeirney’s base salary increased to $130,000 upon the completion of certain recruiting, business and regulatory objectives. In October 2005 this agreement was extended to December 31, 2006.

William L. Bednarski .   On February 16, 2005, our Board of Directors confirmed the appointment of William L. Bednarski as Executive Vice President and Chief Operating Officer of Minrad International, Inc. Mr. Bednarski signed a contingent appointment letter with Minrad International, Inc. dated January 25, 2005. The appointment letter describes the principal terms of Mr. Bednarski’s employment as Executive Vice President and Chief Operating Officer. Mr. Bednarski reported to the President and CEO. Mr. Bednarski’s compensation included salary of $156,000 per year, incentive bonus of 2% of the year-over-year increase in Adjusted Gross Profit, and options vesting over five years and with a five year term to purchase up to 250,000 shares of common stock at $4.50 per share. Under the agreement Mr. Bednarski was paid $35,000 for relocation expenses. On January 3, 2006, Mr. Bednarski was promoted to President and Chief Financial Officer with an increase in salary to $176,000 per year with all other terms and conditions the same.

On August 28, 2006, the Company entered into a Separation Agreement, Waiver and Release with William Bednarski, who resigned from Minrad International, Inc. on the same date. Under the terms of the agreement, Mr. Bednarski continues to receive his salary and health insurance benefits for a period of nine months from the date of his resignation, and one-half of any bonus which, were he still employed, would otherwise be payable with respect to the 2006 calendar year. All other compensation, insurances and other benefits cease effective upon his resignation. Pursuant to the terms of the agreement, Mr. Bednarski released the company from all claims other than his right to enforce the separation agreement.

Director Compensation

Effective April 21, 2005 the shareholders approved a plan providing for non-employee directors, or outside directors, to be paid a fee for his or her attendance at each Board meeting and assigned Committee meeting. The fee payable to an Outside Director for attendance in person or telephonically is $1,000 for a Board of Directors meeting and $500 for each Committee meeting. The fees are payable 50% in cash and 50% in common stock, par value of $.01 per share.

					Non-qualified
	Fees Earned				Deferred
	or Paid	Stock	Option	Non-Equity	Compensation	All Other
	in Cash	Awards	Awards	Incentive Plan	Earnings	Compensation	Total
Name	($)	($)	($)(a)	Compensation	($)	($)	($)

Duane Hopper	9,000	9,000	6,905				24,905
Dave DiGiacinto	6,500	6,500	6,905				19,905
David Donaldson	6,500	6,500	6,905				19,905
John Rousseau	6,250	6,250	6,905				19,405
Robert Lifeso	5,750	5,750	6,905				18,405
Donald Farley	3,500	3,500	6,905				13,905

(a)	During the year ended December 31, 2006, the Company granted performance based options that are exercisable upon the Company meeting certain milestone performance thresholds. Management has determined the probability of achieving these milestones by the option expiration date of September 30, 2007 and valued them accordingly (See Note 9 of the Financial Statements). Options which management believes will not be earned prior to the deadline of September 30, 2007 are not valued and are not included.

Compensation Philosophy

The Board of Directors has designed a compensation philosophy for our directors which we believe has the ability to attract and retain directors that will be an asset to our board.

To achieve these objectives, the Company has designed two primary compensation tools for our directors, these are:

Meeting fees — For each board or committee meeting a director attends, the Company will compensate the director in a fee payable in cash and company stock.

Performance Milestone Options — In aligning the directors goals with those of the Company, and shareholders each director is granted a number of performance milestone options, which similar to those granted to executive officers, become exercisable upon the attainment of certain performance milestones by the Company.

In addition, the compensation committee of the Board of Directors approved the following annual compensation for non employee members of the Scientific Advisory Board. The compensation includes a $2,000 annual retainer, along with $5,000 for attendance at the annual Scientific Advisory meeting and $5,000 for attendance and presentation at the annual International Distributor meeting. Three members of the Board of Directors are also on the Scientific Advisory Board and may make up to a maximum of $12,000 in 2007. They are Dave Donaldson, Robert Lifeso and Theodore Stanley (who was appointed on March 13, 2007.)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Funding arrangements with Cagan McAfee Capital Partners, LLC and related parties

On December 1, 2003, Minrad Inc. entered into a funding agreement with Cagan McAfee Capital Partners, LLC, or CMCP, under which CMCP agreed to assist Minrad Inc. in obtaining up to $7.7 million in equity funding. Under the terms of the funding agreement, Minrad Inc. agreed to compensate CMCP through:

•	Payment of a management fee equal to 2% of the proceeds raised by Minrad Inc, during the term of the agreement in any equity transaction;

•	Payment of an advisory fee equal to 8% of the proceeds of any equity funding transaction lead managed by CMCP or by a third party engaged by CMCP;

•	grant of investment warrants, exercisable for a period of seven years, to purchase a number of shares of Minrad, Inc. common stock equal to 10% of the number of shares sold in any equity funding lead managed by CMCP or by a third party engaged by CMCP, with the warrants to be exercisable at the same price as the shares were sold in the equity funding; and

•	grant of incentive warrants, exercisable for a period of two years, to purchase up to 5,000,000 shares of Minrad Inc. common stock at an exercise price of $0.001 per share.

Between December 1, 2003 and July 15, 2004, Minrad Inc. sold an aggregate of 3,201,084 shares of common stock at $1.25 per share in private placements contemplated by the funding agreement. The sales yielded gross proceeds of $4,001,355. Under the terms of the funding agreement, Minrad Inc. paid CMCP $400,135 in fees in connection with the private placements.

On May 20 and 21, 2004, CMCP and some of their affiliates acquired beneficial ownership of an aggregate of 3,483,750 shares, or approximately 69% of our then-outstanding common stock. Also on May 20 and 21, 2004, John Liviakis and Liviakis Financial Communications, Inc. acquired beneficial ownership of an aggregate of 800,000 shares, or approximately 16% of our then-outstanding common stock, of which 400,000 shares were issued to Liviakis Financial Communications, Inc., which the parties determined to have a per share market value of $.04 or $16,000 in the aggregate, as consideration for public relations services to be provided to us under a contract expiring on the anniversary of our acquisition of, or merger with, an operating company. The balance of the shares were acquired from shareholders of our company. Terms of those acquisitions are described in Items 1 and 5 of our Current Report on Form 8-K filed on May 27, 2004 and are incorporated in this report by reference. Immediately thereafter, on May 21, 2004, we entered into an advisory agreement with CMCP under which CMCP agreed to provide us with advisory services in connection with structuring and negotiating a potential acquisition transaction involving our company and a target operating company to be identified by CMCP with which we would be merged, or which we would acquire, with the surviving entity to continue our business.

CMCP identified Minrad Inc. as a potential acquisition candidate and, on July 15, 2004, we entered into an acquisition agreement under which Minrad Inc. became our wholly owned subsidiary on December 16, 2004.

On September 15, 2004, we entered into an agreement with Chadbourn Securities, Inc., or Chadbourn, an affiliate of CMCP, under which Chadbourn agreed to act as our placement agent for a private placement of our common stock. Under the agreement with Chadbourn, we agreed to pay Chadbourn cash fees equal to 10% of the gross proceeds of a private placement of our common stock and warrants to purchase a number of shares of our common stock equal to 10% of the number shares sold in the offering, with the warrants to be exercisable at the price of the shares sold in the offering. Under an understanding between Minrad Inc. and CMCP, the payments to Chadbourn correspondingly reduced Minrad Inc.’s payment obligations under its funding agreement with CMCP. Between September 16, 2004 and December 15, 2004, we sold an aggregate of 585,257 shares of our common stock at $1.75 per share in private placements. The sales raised gross proceeds of $1,024,201, and we paid Chadbourn and its affiliates $102,420 in fees. We loaned a portion of the net proceeds of the private placements to Minrad Inc. pursuant to a 6% secured grid note.

On December 15, 2004, as compensation for its services under the funding agreement, we entered into a warrant agreement with CMCP and Chadbourn, under which we issued warrants to ten persons to purchase an aggregate of 320,108 shares at $1.25 per share and to three other persons to purchase an aggregate of 58,526 shares at $1.75 per share. The total number of shares purchasable under the warrants equaled 10% of the amount of shares sold in Minrad Inc.’s and our private placements described in this Item 12. The warrants expire on December 15, 2011 and contain cashless net exercise provisions. On December 15, 2004 the reported bid price for our common stock was $4.25 per share.

The offers and sales of common stock by Minrad Inc. and us in the private placements discussed above and the issuance of warrants to CMCP, Chadbourn, and their affiliates as compensation for their services under the funding agreement, each discussed above under this Item 12, were made solely to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act, pursuant to an exemption from registration under Section 4(2) of the Securities Act.

On February 7, 2005, we completed the sale of 321,714 shares of common stock at $1.75 per share for total proceeds of $563,000. The shares of common stock were sold to a total of 16 investors. Under the terms of the funding agreement, we paid discounts and commissions of $56,300, and issued warrants to affiliates and related parties of CMCP to purchase up to 32,171 shares of our common stock at $1.75 per share. On February 7, 2005, the reported bid price for our common stock was $4.00 per share.

As of February 8, 2005, we completed the sale of $2.5 million convertible promissory notes and warrants to purchase an aggregate of 375,000 shares of our common stock at $1.75. The convertible promissory notes were to mature on October 7, 2005, subject to prepayment at either our option or the option of the warrant holders commencing seven business days after we received $5 million of gross proceeds subsequent to January 1, 2005. Contingent on our receipt of not less than $5 million of gross proceeds from sales of our equity securities subsequent to January 1, 2005, the holders could convert all or any portion of these convertible promissory notes, including any interest, into common stock at $1.75 per share. These convertible promissory notes bore interest at a rate of 6% per annum payable at maturity. The sale of these convertible promissory notes and warrants were deemed by the parties to the funding agreement to constitute equity funding under the funding agreement. These convertible promissory notes and warrants were sold to the Tobin Family Trust ($1.5 million aggregate principal amount of notes and warrants to purchase 225,000 shares of Minrad International, Inc. common stock) and Laird Cagan ($1 million principal amount of notes and warrants to purchase 150,000 shares of Minrad International, Inc. common stock). Morrie Tobin is the trustee of the Tobin Family Trust. Laird Cagan is an affiliate of CMCP and Chadbourn. On February 8, 2005, the reported bid price for our common stock was $3.90 per share.

On May 11, 2005, we agreed to amend the provisions of the convertible notes relating to optional prepayment, optional acceleration and optional conversion rights. While the convertible promissory notes were outstanding, none of the amended convertible provisions were satisfied. On October 7, 2005, the convertible promissory notes matured and were fully satisfied. This occurred before they were convertible by the holders.

In connection with our issuance of our Series A convertible preferred stock, we paid approximately $617,000 of fees to certain shareholders or affiliates. Chadbourn and International Capital Advisory, Inc., or ICA, assisted in the sale of our Series A convertible preferred stock and received fees of approximately $363,000 and $254,000, respectively. Also warrants to purchase 385,500 shares of common stock were granted in the aggregate.

We have contracted with ICA to provide consulting services. The initial two year agreement started on December 1, 2003. The initial agreement provided monthly payments of $5,000, commissions on specific sales, and reimbursement of certain business expenses. This agreement was amended in October 2006 to extend the term through December 31, 2007. On October 26, 2006 the Company amended the agreement effective August 31, 2006 to provide for the payment of a fee representing the prepayment of the monthly retainer and commissions on sales to a specific customer through December 31, 2007. Total expenses incurred were approximately $594,580 for the year ended December 31, 2006 ($182,000 during the year ended December 31, 2005). As of December 31, 2006, the remaining prepaid balance to be amortized is $936,000.

Financing Arrangements with Spencer Trask Specialty Group LLC

During the fiscal year ended September 30, 2004, Minrad Inc. engaged in the following transactions with Spencer Trask Specialty Group LLC, or Spencer Trask, an entity that beneficially owned approximately 22.5% of Minrad International’s outstanding common stock immediately after the merger with Minrad Inc.

•	Minrad Inc. repaid $457,482 under a $750,000 convertible promissory note held by Spencer Trask that was due in March 2004 and accrued interest at the rate of 8%. Spencer Trask sold the unpaid balance of $292,518 on the note to a third party which exchanged the note with Minrad Inc. for 390,024 shares of common stock at a rate of $.75 per share.

•	Minrad Inc. repaid the outstanding principal and accrued interest on a $75,000 convertible promissory note held by Spencer Trask which accrued interest at the rate of 10% and was past due.

•	Minrad Inc. repaid the outstanding principal and accrued interest on a $250,000 convertible promissory note held by Spencer Trask, which accrued interest at the rate of 10% and was past due.

•	Minrad Inc. repaid the outstanding principal and accrued interest on a $500,000 convertible promissory note held by Spencer Trask, which accrued interest at the rate of 10% and was past due.

Two of Minrad Inc.’s directors, who became directors of Minrad International at the time of the merger, are Donald Farley, who is a principal and the Chief Executive Officer of Spencer Trask, and David DiGiacinto, who is a Senior Managing Director of Spencer Trask.

Also during the fiscal year ended September 30, 2004, Minrad Inc. converted a $100,000 convertible promissory note and $10,000 of accrued interest held by Donald Farley into 146,667 shares of its common stock at a rate of $.75 per share. The note was past due and had accrued interest at the rate of 10%.

In addition, we granted warrants to purchase 300,000 shares of common stock in the year ended December 31, 2005 and 150,000 shares of common stock in the three-month period ended December 31, 2004 to Kevin Kimberlin Partners, L.P. who controls Spencer Trask, in relation to a guarantee of our former bank debt with Wachovia Bank, N.A.

STOCKHOLDER PROPOSALS

Proposals that are intended to be presented by a stockholder at our 2008 Annual Meeting of Stockholders and included in our proxy materials must be received at our principal offices in Buffalo, New York no later than December 28, 2007 for inclusion in the proxy materials for that meeting (unless the date of our 2008 Annual Meeting has been changed by more than 30 days from the date of this year’s meeting, in which case the deadline is a reasonable time before we mail our proxy materials), and must meet all of the other requirements of Rule 14a-8 of the Commission.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-KSB

We are required to file an annual report on Form 10-KSB and quarterly reports on Form 10-QSB with the Commission. A copy of Form 10-KSB for the year ended December 31, 2006 is being simultaneously mailed to stockholders. These documents shall be deemed to be incorporated by reference herein and a part hereof but should not be considered part of the soliciting material. Upon the request of any shareholder, the Company will provide a copy of each of the exhibits indicated as filed with the Form 10-KSB provided that shareholder pays the Company’s reasonable expenses in furnishing the exhibits.

OTHER MATTERS

The directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

By Order of the Board of Directors

/s/  William Rolfe
William Rolfe
Controller and Acting Chief Financial Officer

Orchard Park, New York
April 27, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
MINRAD INTERNATIONAL, INC.
May 17, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

20900000000000000000 9	051707

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	ELECTION OF DIRECTORS. To elect the following nine(9) persons to our Board of Directors to serve until the 2007 Annual meeting of stockholders and until their successors are elected and have qualified:				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.
ċ		NOMINEES:
	FOR ALL NOMINEES	¡	WILLIAM H. BURNS, JR.
		¡	DAVID DIGIACINTO		NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES
ċ	WITHHOLD AUTHORITY	¡	DAVID DONALDSON
	FOR ALL NOMINEES	¡	DONALD FARLEY
		¡	DUANE HOPPER
ċ	FOR ALL EXCEPT (See instructions below)	¡	ROBERT LIFESO
		¡	JOHN ROUSSEAU
		¡	THEODORE STANLEY
		¡	BRETT ZBER

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

ċ

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MINRAD INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS - May 17, 2007
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints William H. Burns, Jr. and Richard P. Tamulski, or either one of them, with full power of substitution, as proxy or proxies of the undersigned for the Annual Meeting of Stockholders of Minrad International, Inc. (the “Company”) to be held on May 17, 2007 at 4:00 p.m. local time, at our current corporate headquarters located at 50 Cobham Drive, Orchard Park, NY 14127, and at any adjournment thereof, there to vote all shares of common stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)

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